Shareholders Agreement

                                                                   EXHIBIT 10.13


                             SHAREHOLDERS AGREEMENT


                                     BETWEEN


1.             Dr. Heinrich Zinsli
               Elblingstrasse 10
               4142 Munchenstein, Switzerland
                                                                                                       PARTY 1
                                       and

2.             Dr. Ernst Burgisser
               Marktgasse 106
               4310 Rheinfelden, Switzerland
                                                                                                       PARTY 2
                                       and

3.             Dr. Helmut Kessmann
               Talweg 34
               D-79540 Lorrach, Germany
                                                                                                       PARTY 3
                                   as well as

4.             Discovery Partners International, Inc.
               11149 North Torrey Pines Road
               La Jolla, California 92037, USA

                                                                                                       PARTY 4

(hereinafter called "the Contracting Parties", "the Parties" or "the Shareholders")


concerning Discovery Technologies Ltd, Gewerbestrasse 16, Allschwil, Switzerland (hereinafter called "the Company")

                                -----------------

RECITALS

The Company disposes of an issued Voting Share Capital of CHF 500,000 (five-hundred thousand Swiss Francs) divided into 2,000 registered shares with a nominal value of CHF 100 each and 300 registered shares with a nominal value of CHF 1,000 each and a Non-Voting Capital of CHF 1,000,000 divided into 1,000 registered Non-Voting Shares with a nominal value of CHF 1,000 each.

Shareholders Agreement                                                      -2-



After the sale of 40% of the Non-Voting Shares (40% of the Votes and 40% of the Voting nominal capital) to Discovery Partners International based on the "Voting Share Purchase Agreement", dated August 10, 1999 the Contracting Parties are holding the following proportion of the Voting Shares:


                                                         Voting shares
                                                         -------------
Dr. Heinrich Zinsli                                          17.4%
Dr. Ernst Burgisser                                          25.2%
Dr. Helmut Kessmann                                          17.4%
Discovery Partners International                               40%

The Parties agreed upon an exclusive and irrevocable right of Discovery Partners International to buy the rest of the Voting Share Capital of the Company (60% of the votes and 60% of the nominal capital). This right expires on December 31, 1999.

As of the closing day of this agreement, all of the Non-Voting Share Capital of the Company is owned by Novartis (represented by Novartis Venture Fund). The Buyer intends to buy and Novartis agreed to sell all of the Non-Voting Share Capital of the Company to the Buyer (Novartis letter of May 27, 1999).

By this Agreement the Parties want to provide for the ownership and operation of the Company.


Therefore the Parties agree as follows:


CLAUSE 1 - TRANSFER OF SHARES/RIGHT OF FIRST REFUSAL

No Party shall sell or transfer any portion of its shares in the Company without the consent of the other parties, such consent not to be unreasonably withheld.

If any Party desires to sell or transfer all or any portion of its shares on or after January 1, 2000, such Party ("Selling Party") shall first offer all such shares by written notice to the other Parties ("Offeree Parties") specifying price, terms and conditions of that sale. The Offeree Parties shall accept or reject the offer in writing no later than ninety (90) days ("Acceptance Period") after receipt of such offer from the Selling Party. If one of the Offeree Parties accepts such offer, the written notice of acceptance shall set forth the place and time, which shall be a business day not more than sixty (60) days after the date of acceptance ("Acquisition Period") at which the closing for the transfer shall take place. If all the Offeree Parties do not accept the offer within the Acceptance Period, then the Selling Party shall thereafter be free to dispose of its shares within a period of ninety (90) days ("Free Sale Period") after the expiration of said Acceptance Period: provided however, the Selling Party shall not sell such shares to any third party either (a) at a lower price than the price at which such shares were offered to the Offeree Parties, or (b) on other terms or conditions more favorable than those on which shares were offered to the Offeree Parties. If the shares are not sold or transferred to a third party upon the terms established herein

Shareholders Agreement                                                      -3-


and within the Free Sale Period, then they shall automatically become subject once more to the terms of this Article as if they had never before been offered for sale.

In case more than one party is interested in taking over the shares, they will be allotted to each of the interested parties in proportion to their share capital.

If either Party hereto sells or otherwise transfers all or any part of its shares to a third party, such Selling Party shall cause the party acquiring such shares, as a condition of such acquisition, to furnish a written undertaking to all Parties agreeing to observe and be bound by all provisions to this Agreement to the same extent as the Party who sold the shares. In addition, such Selling Party shall be responsible to the other Parties hereto, in respect of such purchaser or transferee, to secure complete and timely observance of the provisions of this Agreement by such purchaser or transferee.


CLAUSE 2 - TAKE ALONG CLAUSE

If any Party desires to sell or transfer all its shares to a third party and this third party refuses to buy only the voting shares of the Party, but offers to buy all remaining shares from the other Parties in addition, making up 100 % of the Voting Share Capital and the price offered for all the shares by the third party is at least equivalent to 110 % of the initial price as agreed in the Voting Share Purchase Agreement, dated August 10, 1999, the other Parties shall be obliged to sell its shares to the third party.

If Party 1, 2 and 3 together ("Group of Parties") or Party 4 by itself are holding less than or equivalent to 40 % of the shares, the price paid by the third party will not be distributed proportionally, but the Party or the Group of Parties will receive only 90 % of the proportionate price, the difference will be paid to the other Party respectively Group of Parties.

This Clause will enter into force as of January 1, 2000. Clause 1 (Right of first refusal) will always override Clause 2.


CLAUSE 3 - MEETINGS OF SHAREHOLDERS

All actions and resolutions of the shareholders meeting shall be adopted by the affirmative vote of a majority of sixty-seven (67) % of all Voting Shares. This quorum may be changed by a majority of sixty-seven (67) % of all Voting Shares.

Each Party shall exercise its respective voting rights in the Company and take such other steps as are necessary to ensure:

a) that the board of directors of the Company shall consist of five (5) board members (the "Board of Directors");

b) that Dr. Zinsli, Dr. Burgisser and Dr. Kessmann shall each nominate either themselves or a representative as member of the Board of Directors;

Shareholders Agreement                                                      -4-


c) that Discovery Partners International shall nominate two (2) representatives as members of the Board of Directors.

CLAUSE 4 - BOARD OF DIRECTORS AND DAY-TO-DAY MANAGEMENT

Meetings of the Board of Directors may be called at the request of any director and notice of said meetings shall be given at least ten (10) days before the meeting. In the notice the agenda has to be mentioned. A quorum shall exist and any such meeting shall continue only if at least three (3) directors are present, one of which must be a director representing Discovery Partners International.

All actions and resolutions taken at a meeting of the Board of Directors shall be adopted by a majority vote of all directors constituting a quorum except those items listed below which always require the affirmative vote of a director representing Discovery Partners International:

a)      Entering into new business areas and leaving of existing business areas;
        b) Purchase or disposition of real property or holdings in other companies by the Company; c) Purchase or sale of any asset valued in excess of CHF 50,000 by the Company;

d) Adoption or modification of any internal policy including but not limited to any change in the management organization of the Company;

e) Entering into an agreement or a commitment for the company to borrow or loan money, execute negotiable instruments or otherwise encumber property or incur debt;

f) Entering into an agreement to bind the Company on any surety, guaranty or warranty contract;

g) Entering into an agreement between the Company and a Party hereto or waiver to the terms thereof;

h) Adoption or approval of and/or modification to any operating, capital or cash budget(s);

i) Bids by the Company for any project on a turnkey, lump sum or guaranteed maximum price basis for projects valued in excess of USD 500,000;

j) Any project where there exist the potential for liability for consequential damages;

k)      Granting of any powers of attorney to act on behalf of the Company;

1)      Adoption or modification of strategic plans of the Company;

m) Selection and change of any tax, legal and accounting consultants to the Company;

n) Election and/or modification of any tax or accounting methods, policies and practices;

o)      Implementation of tax strategies involving the Company;

p)      The nature and amount of officer compensation for the Company;

q) The Investment of the capital in excess of the Company's necessary working capital;

r)      Designation of the Management Committee members of the Company;

s)      Issuing or changing of organizational bylaws;

t)      Opening of branch offices;

u)      Employment of staff in excess of budgeted levels;

The preceding paragraphs of this Clause shall be in force until July 31, 2001.

The day-to-day management of the Company shall be in the responsibility of the CEO.

Shareholders Agreement                                                      -5-


CLAUSE 5 - RIGHT TO DIVIDEND

The shareholders shall adopt the annual accounts and declare dividends on the shares in a resolution at the annual shareholders meeting in accordance with the proposals submitted by the Board of Directors.


CLAUSE 6 - SAFEGUARDING OF THE AGREEMENT

As security for the obligations under Clause 1 of this agreement, the Contracting Parties undertake to deposit their shares with ATAG Ernst & Young AG as escrow agent. A separate escrow agreement will be signed.

Infringements of the Clause 1 of this agreement entail a conventional penalty of CHF 100,000. Further claims, especially claims to performance and to damages are reserved.


CLAUSE 7 - TERMINATION

This Agreement shall continue to be in effect until terminated pursuant to the provisions of this Agreement or by mutual agreement of the Parties or by approval of sixty-seven (67) % of the Voting Shares. Clause 4 will terminate July 31, 2001.

If any Party disposes of its shares and fulfills all duties of this agreement the Party will not be bound any longer by this Agreement. However, as long as a Party or their representative is a member of the Board of Directors it shall continue to be bound to the Agreement. The shareholders may waive this requirement by approval of sixty-seven (67) % of the Voting Shares.

The withdrawal from the Agreement by one Contracting Party does not affect the validity of the present agreement for the remaining Contracting Parties.

This Agreement shall not be terminable for a period of ten (10) years. After ten
(10) years, each Party may, following six (6) month written notice in its sole discretion terminate this Agreement, such termination to be effective at the end of the calendar year in which the six months period expires.

This Agreement shall be terminable at any time forthwith upon the sending of notice in writing upon liquidation and/or dissolution of the Company.


CLAUSE 8 - PREFERENTIAL RIGHT IN CASE OF TERMINATION

If any of the contracting parties terminate this Agreement following Clause 7, paragraph 4, it previously has to offer its shares for takeover by the other Contracting Parties. In this notice the other Contracting Parties will be granted a period of sixty (60) days to assert their takeover right.

Shareholders Agreement                                                      -6-


In case more than one party is interested in taking over the shares, they will be allotted to each of the interested parties in proportion to their share capital.

In case the Parties cannot reach an agreement over the takeover price of the shares then the Board of Directors shall entrust a Fiduciary Company, member of the Swiss Institute of Certified Accountants and Tax Consultants with the fixation of the real value of the shares in order to determine the takeover price. The takeover price is at least the initial price as agreed in the Voting Share Purchase Agreement, dated August 10, 1999.


CLAUSE 9 - GOVERNING LAW AND COMPETENT JURISDICTION

This Agreement shall be controlled and interpreted under the laws of Switzerland, excluding laws thereof which refer to the laws of another jurisdiction.

The exclusive place of jurisdiction is Allschwil (BL), Switzerland.


CLAUSE 10 - DISPUTES

With regard to any dispute relating to the interpretation, performance or termination of this Agreement, the parties will make their best efforts to come to an amicable settlement, in particular, by organizing a mediation meeting between their respective advisers, if this may be useful.


CLAUSE 11 - SALVATORY CLAUSE

In the event any term or provision of this Agreement is for any reason found invalid, illegal or unenforceable in any respect, such invalidity shall not affect the validity of any remaining portion, which shall remain in full force and effect, as if the invalid portion was never a part of this Agreement when it was executed.


CLAUSE 12 - MODIFICATIONS

Any modifications of this Agreement must be in writing and signed by all parties.

Shareholders Agreement                                                      -7-


Executes in 6 original counterparts of which one copy for each of the Parties and one copy for the Company's documentation.



PARTIES

Date: 10/8/99                                  Date: 10/8/99


/s/ illegible                                  /s/ illegible
------------------------------                 ------------------------------



Date: 10/8/99                                  Date: 10/8/99


/s/ illegible                                  /s/ illegible
------------------------------                 ------------------------------